EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
       THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.
                 PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN
                  YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!
                Please detach at perforation before mailing.

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                      WACHOVIA INTERNATIONAL EQUITY FUND,
                         a series of The Wachovia Funds
                     PROXY FOR THE MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 13, 2002

         The undersigned, revoking all Proxies heretofore given, hereby appoints Gail Jones, Connie Chosky, William Haas, Maureen Ferguson, Colin Dolinger and Erin Dugan or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Wachovia International Equity Fund, a series of The Wachovia Funds, ("International Equity Fund") that the undersigned is entitled to vote at the special meeting of shareholders of International Equity Fund to be held at 2:00 p.m. on May 13, 2002 at the offices of Federated Services Company, 5800 Corporate Drive, Pittsburgh, PA 15237-7080 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

         NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.
                                       Date                 , 2002

                                       ----------------------------------------

                                       ----------------------------------------
                                       Signature(s) and Title(s), if applicable
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THIS  PROXY IS  SOLICITED  ON BEHALF OF THE BOARD OF  TRUSTEES  OF THE  WACHOVIA
FUNDS. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF THE WACHOVIA FUNDS RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO NOT USE RED INK. EXAMPLE: X

         1. To consider and act upon an Agreement and Plan of Reorganization whereby Evergreen International Growth Fund ("International Growth Fund"), a series of Evergreen International Trust will (i) acquire all of the assets of Wachovia International Equity Fund ("International Equity Fund") in exchange for shares of International Growth Fund; and (ii) assume the identified liabilities of International Equity Fund, as substantially described in the accompanying Prospectus/Proxy Statement.

                                 ---- FOR        ---- AGAINST      ---- ABSTAIN


         2. To consider and act upon the Investment Advisory Agreement between The Wachovia Funds, on behalf of International Equity Fund, and Evergreen Investment Management Company, LLC.

                                 ---- FOR        ---- AGAINST      ---- ABSTAIN


         3. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.

                                 ---- FOR        ---- AGAINST      ---- ABSTAIN